Exhibit (m)

                                                     [FORM OF DISTRIBUTION PLAN]

                                DISTRIBUTION PLAN
                      BT INVESTMENT FUNDS - CLASS A SHARES

                                DISTRIBUTION PLAN


1. The Plan. This Plan (the "Plan") is a written plan as described in Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act") of Class A Shares (the "Shares") of the series (as set forth in Exhibit A) of BT Investment Funds (the "Trust") (Each series listed in Exhibit A is referred to herein as a "Fund" and collectively as the "Funds"). Other capitalized terms herein have the meaning given to them in the Fund's prospectus. The Board of Trustees of the Trust, in considering whether the Trust should adopt and implement the Class A Plan, has evaluated such information as it deemed necessary to arrive at an informed determination whether this Class A Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use the assets of the Trust for such purpose and has determined that there is a reasonable likelihood that the adoption of this Class A Plan will benefit the Trust and its Class A shareholders.

2. Payments Authorized. (a) Each Fund's distributor (the "Distributor") is authorized, pursuant to the Plan, to make payments to any Participating Dealer under a Sub-Distribution Agreement, to accept payments made to it under the Distribution Agreement and to make payments on behalf of the Fund to Shareholder Servicing Agents under Shareholder Servicing Agreements. The Trust understands that agreements between the Distributor and any Participating Dealer may provide for payment of fees to Participating Dealers in connection with the sale of Class A Shares and the provision of services to shareholders of the Trust. Nothing in this Class A Plan shall be construed as requiring the Trust to make any payment to any Participating Dealer or to have any obligations to any Participating Dealer in connection with services as a dealer of the Class A Shares. The Distributor shall agree and undertake that any agreement entered into between the Distributor and any Participating Dealer shall provide that such Participating Dealer shall look solely to the Distributor for compensation for its services thereunder and that in no event shall such Participating Dealer seek any payment from the Trust.
         (b) The Distributor may make payments in any amount, provided that the total amount of all payments made during a fiscal year of the applicable Fund do not exceed, in any fiscal year of the Fund, the amount paid to the Distributor under the Distribution Agreement with respect to distribution of the Shares which is an annual fee, calculated on an average daily net basis and paid monthly, equal to 0.25% of the average daily net assets of the Shares of the Fund.

3. Expenses Authorized. The Distributor is authorized, pursuant to the Plan, from sums paid to it under the Distribution Agreement, to purchase advertising for the Shares, to pay for promotional or sales literature and to make payments to sales personnel affiliated with it for their efforts in connection with sales of Shares. Any such advertising and sales material may include references to other open-end investment companies or other investments, provided that expenses relating to such advertising and sales material will be allocated among such other investment companies or investments in an equitable manner, and any sales personnel so paid are not required to devote their time solely to the sale of Shares.

4. Other Distribution Resources. The Distributor and Participating Dealers may expend their own resources separate and apart from amounts payable under the Plan to support the Fund's distribution effort. The Distributor will report to the Board of Trustees on any such expenditures as part of its regular reports pursuant to Section 6 of this Plan.

5. Reports. While this Plan is in effect, the Distributor shall report in writing at least quarterly to the Fund's Board of Trustees, and the Board shall review, the following:

                  (i) the amounts of all payments under the Plan, the identity of the recipients of each such payment;

                  (ii) the basis on which the amount of the payment to such recipient was made;

                  (iii) the amounts of expenses authorized under this Plan and the purpose of each such expense; and

                  (iv) all costs of each item specified in Section 4 of this Plan (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

6. Recordkeeping. The Trust shall preserve copies of this Class A Plan, and each agreement related hereto and each report referred to in Section 6 hereof (collectively, the "Records"), for a period of not less than six (6) years from the end of the fiscal year in which such Records were made and, for a period of two (2) years, each of such Records shall be kept in an easily accessible place.

7. Effectiveness, Continuation, Termination and Amendment. (a) This Plan has been approved by a vote of the Board of Trustees of the Trust and of a majority of the Trustees who are not interested persons (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on this Plan. This Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the vote of the Fund's Board of Trustees and by the vote of a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such continuance.

         (b)This Plan may be terminated at any time by a vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) or by the vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

         (c)This Plan may not be amended to increase materially the amount of payments to be made without approval by a vote of the holders of at least a majority of the applicable Fund's outstanding voting securities (as defined in the 1940 Act) and all amendments must be approved by the Board of Trustees in the manner set forth under (a) above.

         (d) While the Plan shall be in effect, the selection and nominiation of Trustees of the Trust who are not "interested persons" (as defined by the Act) of the Trust shall be committed to the discretion of the trustees then in office who are not "interested persons" of the Trust.

                                                                       EXHIBIT A
                                                                       ---------


                              DISTRIBUTION PLAN for

                               BT INVESTMENT FUNDS
                                 CLASS A SHARES


         The following series are covered under the Distribution Plan for Class A Shares of BT Investment Funds


         [FORM OF DISTRIBUTION PLAN]

                                                     [FORM OF DISTRIBUTION PLAN]

                                DISTRIBUTION PLAN
                      BT INVESTMENT FUNDS - CLASS C SHARES

                                DISTRIBUTION PLAN


1. The Plan. This Plan (the "Plan") is a written plan as described in Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act") of Class C Shares (the "Shares") of the series (as set forth in Exhibit A) of BT investment funds (the "Trust") (Each series listed in Exhibit A is referred to herein as a "Fund" and collectively as the "Funds). Other capitalized terms herein have the meaning given to them in the Fund's prospectus. The Board of Trustees of the Trust, in considering whether the Trust should adopt and implement this Class C Plan, has evaluated such information as it deemed necessary to arrive at an informed determination whether this Class C Plan should be adopted and implemented and has considered such pertinent factors it deemed necessary to form the basis for a decision to use assets of the Trust for such purposes and has determined that there is a reasonable likelihood that the adoption and implementation of this Class C Plan will benefit the Trust and its Class C shareholders.

2. Payments Authorized. (a) Each Fund's distributor (the "Distributor") is authorized, pursuant to the Plan, to make payments to any Participating Dealer under a Sub-Distribution Agreement, to accept payments made to it under the Distribution Agreement and to make payments on behalf of the Fund to Shareholder Servicing Agents under Shareholder Servicing Agreements. The Trust understands that agreements between the Distributor and any Participating Dealer may provide for payment of fees to Participating Dealers in connection with the sale of Class C Shares and the provision of services to shareholders of the Trust. Nothing in this Class C Plan shall be construed as requiring the Trust to make any payment to any Participating Dealer or to have any obligations to any Participating Dealer in connection with services as a dealer of the Class C Shares. The Distributor shall agree and undertake that any agreement entered into between the Distributor and any participating Dealer shall provide that such Participating Dealer shall look solely to the Distributor for compensation for its services thereunder and that in no event shall such Participating Dealer seek any payment from the Trust.

         (b) The Distributor may make payments in any amount, provided that the total amount of all payments made during a fiscal year of the Fund do not exceed, in any fiscal year of the Fund, the amount paid to the Distributor under the Distribution Agreement with respect to distribution of the Shares which is an annual fee, calculated on an average daily net basis and paid monthly, equal to 0.75% of the average daily net assets of the Shares of the Fund. Appropriate adjustments to payments made pursuant to this paragraph 2 shall be made whenever necessary to ensure that no payment is made by the Trust in excess of the applicable maximum cap imposed on asset-based, front-end and deferred sales charges by Section 2830(d) of the Conduct Rules of the National Association of Securities Dealers, Inc.

3. Expenses Authorized. The Distributor is authorized, pursuant to the Plan, from sums paid to it under the Distribution Agreement, to purchase advertising for the Shares, to pay for promotional or sales literature and to make payments to sales personnel affiliated with it for their efforts in connection with sales of Shares. Any such advertising and sales material may include references to other open-end investment companies or other investments, provided that expenses relating to such advertising and sales material will be allocated among such other investment companies or investments in an equitable manner, and any sales personnel so paid are not required to devote their time solely to the sale of Shares.

4. Other Distribution Resources. The Distributor and Participating Dealers may expend their own resources separate and apart from amounts payable under the Plan to support the Fund's distribution effort. The Distributor will report to the Board of Trustees on any such expenditures as part of its regular reports pursuant to Section 6 of this Plan.

5. Reports. While this Plan is in effect, the Distributor shall report in writing at least quarterly to the Fund's Board of Trustees, and the Board shall review, the following:

                  (v) the amounts of all payments under the Plan, the identity of the recipients of each such payment;

                  (vi) the basis on which the amount of the payment to such recipient was made;

                  (vii) the amounts of expenses authorized under this Plan and the purpose of each such expense; and

                  (viii) all costs of each item specified in Section 4 of this Plan (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

6. Effectiveness, Continuation, Termination and Amendment. (a) This Plan has been approved by a vote of the Board of Trustees of the Trust and of a majority of the Trustees who are not interested persons (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on this Plan. This Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the vote of the Fund's Board of Trustees and by the vote of a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such continuance.

         (b) This Plan may be terminated at any time by a vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) or by the vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

         (c) This Plan may not be amended to increase materially the amount of payments to be made without approval by a vote of the holders of at least a majority of the applicable Fund's outstanding voting securities (as defined in the 1940 Act) and all amendments must be approved by the Board of Trustees in the manner set forth under (a) above.

         (d) While the Plan shall be in effect, the selection and nomination of Trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees then in office who are not "interested persons" of the Trust.

                                                                       EXHIBIT A
                                                                       ---------


                                DISTRIBUTION PLAN
                                       for
                               BT INVESTMENT FUNDS
                                 CLASS C SHARES


         The following series are covered under the Distribution Plan for Class C Shares of BT Investment Funds


         [FORM OF DISTRIBUTION PLAN]


                                       6